Exhibit 99.1

Vigil Neuroscience Announces Interim Data from its Ongoing Phase 1 Clinical Trial Evaluating VG-3927 in Healthy Volunteers Supporting Continued Development in Alzheimer’s Disease

- Safety, tolerability, pharmacokinetic and pharmacodynamic profile of VG-3927 supports continued development as potential once-daily oral therapy for Alzheimer’s disease (AD) -

- VG-3927 achieved robust decrease of sTREM2 in CSF demonstrating clinical proof-of-target engagement-

- New preclinical and clinical data from SAD cohorts to be presented at upcoming 2024 Alzheimer’s Association International Conference (AAIC) -

- Company plans to report complete Phase 1 data, including data from AD cohort, in Q1’2025 -

WATERTOWN, Mass., July 24, 2024 (GLOBE NEWSWIRE) — Vigil Neuroscience, Inc. (Nasdaq: VIGL), a clinical-stage biotechnology company committed to harnessing the power of microglia for the treatment of neurodegenerative diseases, today announced interim data from its ongoing Phase 1 clinical trial of VG-3927 in healthy volunteers. Collectively, the interim safety, tolerability, pharmacokinetic (PK) and pharmacodynamic (PD) profile supports continued clinical development of VG-3927 as a potential once-daily oral therapy for AD. Additionally, these data showed that VG-3927 demonstrated functional and durable target engagement.

“We are encouraged by these data which demonstrate that VG-3927 has the potential to become a differentiated approach to treating AD,” said Ivana Magovčević-Liebisch, Ph.D., J.D., President and Chief Executive Officer of Vigil. “With approximately 6.7 million Americans living with AD, there is a critical need for new therapies with improved safety and efficacy that can broadly address multiple aspects of AD disease pathophysiology.”

“These interim clinical findings showed that VG-3927 had a significant impact on sTREM2, a key biomarker in AD, and supports VG-3927 as a potent molecule that functionally engages TREM2 receptors in the brain. We achieved similar levels of sTREM2 target engagement with our monoclonal antibody iluzanebart in its Phase 1 clinical trial. These data further strengthen our belief that VG-3927 is acting as a TREM2 agonist and converting microglia into a neuroprotective state,” said Petra Kaufmann, M.D., F.A.A.N., Chief Medical Officer of Vigil. “Combined with the extensive preclinical data that we have collected, we believe VG-3927 is well-positioned for further development in AD. We look forward to advancing VG-3927 with the goal of ultimately providing a new therapy to those impacted by AD.”

The ongoing trial is a Phase 1 single and multiple ascending dose trial to assess the safety, tolerability, PK and PD of VG-3927. As of June 30, 2024, the trial had enrolled 80 healthy volunteers, of which 60 have received VG-3927 across multiple SAD and MAD cohorts.

Key takeaways from the interim data include the following:

•	Safety and tolerability profile observed in individual doses in six SAD and two MAD cohorts in the ongoing Phase 1 clinical trial supports continued clinical development of VG-3927.

•	All adverse events (AEs) were mild or moderate in severity, and all AEs resolved without intervention. No serious adverse events have been reported to date.

•	VG-3927 demonstrated a predictable PK profile that is supportive of once-daily dosing.

•	In the SAD and MAD cohorts, VG-3927 achieved a robust and sustained decrease of sTREM2 in the CSF.

•	VG-3927 also showed an increase in osteopontin/secreted phosphoprotein 1 (SPP1), a biomarker associated with neuroprotective microglia, after repeat dosing.

•	An effect on soluble Colony Stimulating Factor 1 Receptor (sCSF1R), a microglial trophic factor, has not been observed to date.

As part of the Phase 1 clinical trial, the Company has commenced screening for a cohort of AD patients, including some participants who carry TREM2 or other disease-related variants to explore the biomarker response of VG-3927 after a single dose. The Company plans to use these data to inform the development strategy for subsequent and larger trials evaluating VG-3927 in AD. Vigil plans to report the complete Phase 1 clinical data, including data from the AD patient cohort, in the first quarter of 2025.

The Company also announced today that it plans to present new preclinical data from its small molecule program, including in vivo AD-related functional data, and clinical data from the VG-3927 SAD cohorts in the Phase 1 clinical trial, in an oral presentation at the upcoming 2024 Alzheimer’s Association International Conference (AAIC) taking place on July 28 – August 1, 2024 in Philadelphia, Pennsylvania and virtually. Please click here for more information on Vigil’s presentations at AAIC.

About Vigil Neuroscience

Vigil Neuroscience is a clinical-stage biotechnology company focused on developing treatments for both rare and common neurodegenerative diseases by restoring the vigilance of microglia, the sentinel immune cells of the brain. Vigil is utilizing the tools of modern neuroscience drug development across multiple therapeutic modalities in its efforts to develop precision-based therapies to improve the lives of patients and their families. Iluzanebart, Vigil’s lead clinical candidate, is a fully human monoclonal antibody agonist targeting human triggering receptor expressed on myeloid cells 2 (TREM2) in people with adult-onset leukoencephalopathy with axonal spheroids and pigmented glia (ALSP), a rare and fatal neurodegenerative disease. Vigil is also developing VG-3927, a novel small molecule TREM2 agonist, to treat common neurodegenerative diseases associated with microglial dysfunction, with an initial focus on Alzheimer’s disease (AD) patients, including some who carry TREM2 and other disease-associated variants.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” of Vigil Neuroscience (“Vigil” or the “Company”) that are made pursuant to the safe harbor provisions of the federal securities laws, including, without limitation, express or implied statements regarding: Vigil’s strategy, business plans and focus; the potential therapeutic benefit of our product candidates, including VG-3927, and the expected therapeutic benefits of such programs as well as the potential market size and ability to address a major unmet medical need; the timing and availability of future interim data readouts as well as the complete Phase 1 clinical data from VG-3927’s Phase 1 clinical trial; VG-3927’s potential as a TREM2 agonist and its ability to convert microglia into a neuroprotective state. Forward-looking statements are based on Vigil’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to uncertainties inherent in the development of product candidates, including the conduct of research activities and the conduct of clinical trials; whether results from preclinical studies and clinical trials will be predictive of the results of later preclinical studies and clinical trials; the timing and content of additional regulatory interactions with the FDA – including the Company’s discussions regarding the partial clinical hold on VG-3927; as well as the risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (SEC), including Vigil’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and in any subsequent filings Vigil makes with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Vigil undertakes no duty to update such information except as required under applicable law. Readers should not rely upon the information on this page as current or accurate after its publication date.

Internet Posting of Information

Vigil Neuroscience routinely posts information that may be important to investors in the ‘Investors’ section of its website at https://www.vigilneuro.com. The company encourages investors and potential investors to consult our website regularly for important information about Vigil Neuroscience.

Investor Contact:

Leah Gibson

Vice President, Investor Relations & Corporate Communications

Vigil Neuroscience, Inc.

lgibson@vigilneuro.com

Media Contact:

Megan McGrath

CTD Comms, LLC

megan@ctdcomms.com